As filed with the Securities and Exchange Commission on May 18, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NSTAR ELECTRIC COMPANY

(Exact name of each registrant as specified in its charter)

Massachusetts	04-1278810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

800 Boylston Street

Boston, Massachusetts 02199

(617) 424-2000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

James J. Judge

NSTAR Electric Company

800 Boylston Street

Boston, Massachusetts 02199

(617) 424-2410

(Name and address, including zip code, and telephone number,

including area code, of agent for service of process for each registrant)

With copies to:

David A. Fine, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities	$400,000,000	100%	$400,000,000	$12,280

(1)	Estimated solely for purposes of calculating the registration fee.
(2)	Calculated in reliance upon Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction in which the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 18, 2007

$400,000,000

NSTAR Electric Company

Debt Securities

We may offer and sell our unsecured debt securities from time to time in one or more series.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Investing in our securities involves risks that are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission, or the “SEC”, on March 15, 2007, and/or any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” using a “shelf” registration process. Under this shelf process, we may from time to time sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the terms of your debt securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the following order of priority:

•	the prospectus supplement; and

•	the prospectus.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “NSTAR Electric,” the “Company,” “we,” “us,” “our” or similar references mean NSTAR Electric Company.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and in the documents we incorporate by reference that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These statements are based on the current expectations, estimates or projections of the Company and are not guarantees of future performance. Some or all of these forward-looking statements may not turn out to be what the Company expected. Actual results could differ materially from these statements. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

Examples of some important factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to, the following:

•	financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital

•	weather conditions that directly influence the demand for electricity and damage from major storms

•	future economic conditions in the regional and national markets

•

prevailing governmental policies and regulatory actions (including those of the Massachusetts Department of Telecommunications and Energy and the Federal Energy Regulatory Commission) with respect to allowed rates of return, rate structure, continued recovery of regulatory assets, financings, purchased power, acquisition and disposition of assets, operation and construction of facilities, changes in tax laws and policies and changes in, and compliance with, environmental and safety laws and policies

•	new governmental regulations or changes to existing regulations that impose additional operating requirements or liabilities

•	changes in available information and circumstances regarding legal issues and the resulting impact on our estimated litigation costs

•	impact of continued cost control procedures on operating results

•	ability to maintain current credit ratings

•	impact of uninsured losses

•	impact of union contract negotiations

•	impact of conservation measures and self-generation by our customers

•	changes in financial accounting and reporting standards

•	changes in specific hazardous waste site conditions and the specific cleanup technology

•	prices and availability of operating supplies

•	the impact of terrorist acts

•	changes in tax laws, regulations and rates, and

•	impact of performance service quality measures

•	financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital

Please refer to Cautionary Statements contained in our SEC filings which are incorporated herein for a more detailed explanation of the inherent limitations of our forward-looking statements. Any forward-looking statement speaks only as of the date of this prospectus or any prospectus supplement, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make in our filings to the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities described in this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2006.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

•	Current Reports on Form 8-K and 8-K/A filed on January 5, March 7, and May 11, 2007.

We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC through the SEC’s Internet site at the address described above and at our website at http://www.nstaronline.com. Our website is not part of this prospectus. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

NSTAR Electric Company

c/o NSTAR

Investor Relations

One NSTAR Way

Westwood, MA 02090

(781) 441-8338

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

THE COMPANY

NSTAR Electric Company (“NSTAR Electric” or “the Company”) is a regulated public utility incorporated in 1886 under Massachusetts law and is a wholly owned subsidiary of NSTAR. NSTAR is an energy delivery company serving approximately 1.4 million customers in Massachusetts, including approximately 1.1 million electric customers in 81 communities and approximately 300,000 gas customers in 51 communities. NSTAR’s other retail utility subsidiary is NSTAR Gas Company (NSTAR Gas). NSTAR has a services company, NSTAR Electric & Gas Corporation (NSTAR Electric & Gas), that provides management and support services to substantially all NSTAR subsidiaries, including NSTAR Electric.

Effective January 1, 2007, NSTAR, the parent company of Boston Edison Company (“Boston Edison”), completed the transfer of the assets (consisting primarily of the utility distribution facilities, properties and other assets, rights, and franchises) and liabilities, of its wholly-owned electric subsidiaries, Commonwealth Electric Company, Cambridge Electric Light Company and Canal Electric Company (“acquired companies”) to Boston Edison. The transfer of net assets was structured as a merger of the acquired companies into Boston Edison. The transfer of net assets was made pursuant to NSTAR’s Settlement Agreement of December 30, 2005 as approved by the Massachusetts Department of Telecommunications and Energy (now known as the Department of Public Utilities or the DPU). The transfer of net assets was approved by the DPU and the Federal Energy Regulatory Commission. In connection with the transaction, Boston Edison changed its corporate name to NSTAR Electric Company.

NSTAR Electric currently supplies electricity at retail to an area of 1,702 square miles. The territory served includes the City of Boston and 80 surrounding cities and towns, including Cambridge, New Bedford, and Plymouth and the geographic area comprising Cape Cod and Martha’s Vineyard. The population of this area is approximately 2.3 million. NSTAR Electric also supplies electricity at wholesale for resale to other utilities and municipal electric departments.

Harbor Electric Energy Company, a wholly owned subsidiary of NSTAR Electric, provides distribution services and ongoing support to its sole customer, the Massachusetts Water Resource Authority’s wastewater treatment facility located on Deer Island in Boston, Massachusetts.

NSTAR Electric has three wholly owned special purpose subsidiaries, BEC Funding LLC., BEC Funding II, LLC and CEC Funding, LLC, established to undertake the sale of notes to a special purpose trust created by two Massachusetts state agencies. NSTAR Electric consolidates each of these entities.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks that are described in our Annual Report on Form 10-K for the fiscal year ended on December 31, 2006, filed with the SEC on March 15, 2007, and/or any risk factors set forth in our other filings with the SEC pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges are as follows for the five most recent fiscal years and the three months ended March 31, 2007:

	Three Months Ended March 31, 2007	Years Ended December 31,
		2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	2.98	3.69	3.45	4.02	3.80	3.40

USE OF PROCEEDS

Unless the prospectus supplement indicates otherwise, we anticipate that the net proceeds to be received from the sale of the debt securities will be used for:

•	the payment of capital expenditures for extensions, additions, and improvements to the Company’s plant and properties, or for the payment of obligations of the Company incurred for such expenditures;

•	the repayment of short term debt balances; and/or

•	general working capital purposes.

Until all of the net proceeds are used, they may be temporarily invested in short-term interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities under an indenture dated as of September 1, 1988, between us and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee. A copy of the indenture is incorporated by reference as an exhibit to the registration statement that contains this prospectus.

The following summary of provisions of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture.

The following summary describes the general terms of the debt securities. The prospectus supplement will include the particular terms of debt securities being offered which differ from or add to these general terms.

The debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of NSTAR Electric.

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. Neither the indenture nor the debt securities will limit or otherwise restrict the amount of other indebtedness, including secured indebtedness, which we may incur or other securities which we may issue. As of March 31, 2007, we had an aggregate of $1,025,000,000 principal amount of debt securities outstanding under the indenture, consisting of four series.

The prospectus supplement will include the particular terms of the debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities of that series;

•	any rate or rates (or method for establishing the rate or rates) at which the debt securities shall bear interest;

•	the date from which any interest shall accrue;

•	any interest payment dates;

•	the stated maturity date or dates on which principal is payable;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, and the redemption price or prices;

•	the denominations in which the debt securities shall be issuable;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the place or places where payments on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	if other than the full principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

•	any index used to determine the amount of payment of principal of (and premium, if any) or interest on the debt securities;

•	the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder;

•

any additional or different events of default that apply to debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

•	any additional or different covenants that apply to debt securities of the series; and

•	any other terms of the debt securities.

We may issue debt securities as “original issue discount securities,” which bear either no interest or interest at a rate which at the time of issuance is below market rates. These securities will be sold at a substantial discount below their principal amount. In the event that the maturity of an original issue discount security is accelerated, the amount payable to the holder upon acceleration will be determined in accordance with the terms of that security and the indenture, but will be an amount less than the amount payable at the stated maturity of the principal of the security. The prospectus supplement will describe special federal income tax and other considerations relating to original issue discount securities.

The covenants contained in the indenture and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

Events of Default

The following are “events of default” under the indenture with respect to any series of debt securities:

•	default in the payment of any principal or premium when due and when that default has continued for three business days;

•	default in the payment of any interest when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment when due and when that default has continued for three business days;

•	default in the performance of any other obligation contained in the indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

•	default in the payment of other indebtedness of $10,000,000 or more at its stated maturity;

•	acceleration of other indebtedness in a principal amount of $10,000,000 or more, which is not annulled within 90 days after written notice;

•	specified events in bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

If an event of default under the indenture occurs and continues for any series of debt securities, the trustee or the holders of at least 33% in aggregate principal amount of the outstanding securities of that series may declare the principal amount, or any lesser amount provided for in the debt securities of that series, to be due and payable immediately. After the trustee or the holders have accelerated a series of debt securities, but before the trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specified circumstances, rescind and annul the acceleration.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable under the debt securities of that series; or

•

in an obligation contained in, or a provision of, the indenture which cannot be modified under the terms of the indenture without the consent of each holder of outstanding debt securities of the affected series.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the indenture. Before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

•	that holder previously gave written notice to the trustee of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of that series also shall have made written request to the trustee to institute the proceeding as trustee and offered the trustee indemnity satisfactory to the trustee;

•	the trustee shall have failed to institute the proceeding within 60 days; and

•

the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request during that 60-day period.

However, any holder of a debt security has the absolute, unconditional right to institute suit for any defaulted payment after the due date for payment under that debt security.

We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in such performance.

Modification and Waiver

The indenture may be modified and amended by us and the trustee through a supplemental indenture, with the consent of holders of at least a majority in principal amount of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

•	change the stated maturity date of the principal, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment with respect to any debt security;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•	reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default; or

•	change any obligation of ours to maintain an office or agency in each place of payment.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our assets to any corporation, provided that:

•

the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indenture;

•	we are not, or any successor corporation is not, immediately after any consolidation or merger, in default under the indenture; and

•	other specified conditions are met.

Regarding the Trustee

The Bank of New York (as successor to Bank of Montreal Trust Company) is the trustee and paying agent under the indenture. We maintain banking relationships with the trustee and affiliates of the trustee in the ordinary course of business.

Governing Law

The indenture is, and the debt securities will be, governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security

•	will not be entitled to have securities registered in their names,

•	will not receive or be entitled to receive physical delivery of any such securities, and

•	will not be considered the registered holder thereof under the indenture.

Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Global securities may be exchanged in whole for certificated securities only if:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

•	there shall have occurred and be continuing an event of default with respect to the securities represented by the global debt security.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owners of such securities.

The following is based solely on information furnished by DTC:

DTC will act as securities depositary for the securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully registered global security will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other similar organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails an omnibus proxy to NSTAR Electric as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from NSTAR Electric or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or NSTAR Electric, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is NSTAR Electric’s responsibility or the trustee’s, disbursement of payments to direct participants shall be the responsibility of DTC, and disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner must give notice to elect to have its debt securities purchased or tendered, through its participant, to a tender agent, and shall effect delivery of debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to NSTAR Electric or the trustee. Under these circumstances, in the event NSTAR Electric does not appoint a successor securities depository, debt security certificates will be printed and delivered.

NSTAR Electric may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that NSTAR Electric believes to be reliable, but NSTAR Electric takes no responsibility for their accuracy.

PLAN OF DISTRIBUTION

We may sell securities:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters;

•	through one or more agents; or

•	directly to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents or underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our affiliates in the ordinary course of business.

The debt securities will be new issues of securities and will have no established trading market. Unless otherwise indicated in the prospectus supplement relating to a specific issuance of debt securities, the debt securities will not be listed on a national securities exchange or the NASDAQ National Market. We can give no assurance as to the liquidity of or the existence of trading markets for the debt securities.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon by Ropes & Gray LLP for NSTAR Electric.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K filed on May 11, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited financial information of NSTAR Electric Company for the three month periods ended March 31, 2007 and March 31, 2006, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 11, 2007, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

NSTAR ELECTRIC COMPANY

$400,000,000

DEBT SECURITIES

PROSPECTUS

            , 2007

You should rely only on the information contained or incorporated by reference in the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the debt securities in any state where the offer is not permitted.

The information contained in this prospectus is current only as of the date stated on the cover.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

Registration fee under the Securities Act of 1933	$12,280
Department of Public Utilities	$60,600
Fees of rating agencies	$244,500	*
Trustees’ fee and expenses	$12,000	*
Printing and engraving	$30,000	*
Accounting services	$50,000	*
Legal fees of Registrant’s counsel	$140,000	*
Miscellaneous	$10,620	*

Total	$560,000	*

*	Estimated

ITEM 15.	Indemnification of Directors and Officers

Section 9 of the Company’s By-laws provides as follows:

SECTION 9. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation, and any person serving another organization in one or more of the indicated capacities at the request of this corporation who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization will be deemed to have acted in the best interests of this corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Each director and officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms “director” and “officer” include their respective heirs, executors and administrators, and an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or bylaws.

NSTAR has purchased two-part policies of insurance covering directors’ and officers’ liability and reimbursement of certain expenses of NSTAR and the Company for indemnification of a director or officer. The policies covering directors’ and officers’ liability provide for payment on behalf of a director or officer of any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.	Exhibits

Exhibit No	Description

4.1	Indenture dated as of September 1, 1988 between Boston Edison (now known as NSTAR Electric Company) and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee.*

5.1	Opinion of Ropes & Gray LLP regarding the legality of the securities being offered.

12.1	Statement regarding the computation of ratios.

15.1	Awareness Letter of PricewaterhouseCoopers LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included as part of signature page attached hereto).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1.

*	Incorporated herein by reference to SEC Docket No. 1-2301 Form 10-Q for the quarter ended September 30, 1988.

The form or forms of debt securities with respect to each offering of debt securities registered hereunder will be filed as an exhibit to a Current Report on Form 8-K of NSTAR Electric and will be incorporated herein by reference.

ITEM 17.	Undertakings

The Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs a(i), a(ii) and a(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 18th day of May, 2007.

NSTAR ELECTRIC COMPANY

By:	/S/ JAMES J. JUDGE
Senior Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

In addition, the undersigned officers and directors of NSTAR Electric, hereby severally constitute and appoint James J. Judge and Douglas S. Horan and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-3 of NSTAR Electric, and generally to do all such things in our name and on our behalf in our capacities indicated below to enable NSTAR Electric to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.

Signature	Title	Date

/S/ THOMAS J. MAY Thomas J. May	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	May 18, 2007

/S/ JAMES J. JUDGE James J. Judge	Senior Vice President, Treasurer, Chief Financial Officer and Director (Principal Financial Officer)	May 18, 2007

/S/ ROBERT J. WEAFER, JR. Robert J. Weafer, Jr.	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 18, 2007

/S/ DOUGLAS S. HORAN Douglas S. Horan	Senior Vice President/Strategy, Law & Policy, General Counsel and Director	May 18, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of September 1, 1988 between Boston Edison (now known as NSTAR Electric Company) and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee.*

5.1	Opinion of Ropes & Gray LLP regarding the legality of the securities being offered.

12.1	Statement regarding the computation of ratios.

15.1	Awareness Letter of PricewaterhouseCoopers LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included as part of signature page attached hereto).

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1.

*	Incorporated herein by reference to SEC Docket No. 1-2301 Form 10-Q for the quarter ended September 30, 1988.